Exhibit 4

                                    Exhibit 4


                     EMMET, MARVIN & MARTIN, LLP
                         COUNSELLORS AT LAW

                            120 BROADWAY              177 MADISON AVENUE
                                                  MORRISTOWN, NEW JERSEY 07960
                      NEW YORK, NEW YORK 10271            (973) 538-5600
                               _____                    FAX: (973) 538-6448

                           (212) 238-3000            1351 WASHINGTON BOULEVARD
                               _____                         2ND FLOOR
                                                STAMFORD, CONNECTICUT 06902-4543
                         FAX: (212) 238-3100              (203) 425-1400
WRITER'S DIRECT DIAL http://www.emmetmarvin.com         FAX: (203) 425-1410

                                                     November 26, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares, Par Value One Pence Each, of Regen Therapeutics plc
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Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares, par value one pence each, of Regen Therapeutics plc for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                             Very truly yours,

                                             /s/ Emmet, Marvin & Martin LLP
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                                             EMMET, MARVIN & MARTIN, LLP